EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement of Porter Bancorp, Inc. on Form S-4 of our report dated March 25, 2009 on the consolidated financial statements of Porter Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Louisville, Kentucky

November 16, 2009